                                                    OPPENHEIMER MUNICIPAL BOND FUND

                                                                BY-LAWS
                                             Amended and Restated as of December 14, 2000

                                                               ARTICLE I

                                                             SHAREHOLDERS

         Section 1. Place of Meeting.  All meetings of the  Shareholders  (which terms as used herein  shall,  together  with all other
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terms  defined in the  Declaration  of Trust,  have the same meaning as in the  Declaration  of Trust)  shall be held at the  principal office of the Fund or at such other place as may from time to time be  designated  by the Board of Trustees and stated in the notice of meeting.

         Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any purpose or purposes may be called by the Chairman of
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the Board of Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the  Secretary  upon receipt of the  request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and outstanding  and entitled to vote  thereat.  Such request  shall state the purpose or purposes of the  proposed  meeting.  In addition, meetings of the  Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders that hold not less than ten percent in amount of the entire  number of Shares  issued and  outstanding  and  entitled to vote  thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

         Section 3.  Notice of  Meetings of  Shareholders.  Written or printed  notice of every  meeting of  Shareholders,  stating the
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time and place thereof (and the general  nature of the business  proposed to be transacted  at any special or  extraordinary  meeting), shall be given to each  Shareholder  entitled to vote at such meeting by leaving the same with each  Shareholder  at the  Shareholder's residence or usual place of business or by mailing it, postage  prepaid and addressed to the  Shareholder's  address as it appears upon the books of the Fund. In lieu thereof,  such notice also may be delivered by such other means, for example,  electronic  delivery,  to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any  meeting  of  Shareholders  need be given to any  Shareholder  who  attends in person or by proxy or to any  Shareholder  who, in writing  executed and filed with the records of the meeting,  either before or after the holding thereof, waives such notice.

         Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the  determination  of  Shareholders
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entitled  to notice of and to vote at any  meeting of  Shareholders  and  Shareholders  entitled  to receive  any  dividend  payment or allotment of rights,  as the case may be. Only  Shareholders  of record on such date and  entitled to receive such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make available a list of the names and addresses of all
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shareholders  as recorded on the books of the Fund,  upon  receipt of the request in writing  signed by not less than ten  Shareholders
(who have been such for at least six  months)  holding  Shares of the Fund  valued at  $25,000 or more at  current  offering  price (as defined in the Fund's  Prospectus),  or holding not less than one  percent in amount of the entire  number of shares of the Fund issued and outstanding;  such request must state that such Shareholders  wish to communicate with other  Shareholders with a view to obtaining signatures to a request for a meeting  pursuant to Section 2 of Article II of these By-Laws and accompanied by a form of  communication to the  Shareholders.  The Board of Trustees  may, in its  discretion,  satisfy its  obligation  under this Section 5 by either  making available the  Shareholder  List to such  Shareholders  at the principal  offices of the Fund, or at the offices of the Fund's transfer agents,  during regular  business hours, or by mailing a copy of such  Shareholders'  proposed  communication  and form of request,  at their expense, to all other Shareholders.

         Section 6.  Quorum,  Adjournment  of  Meetings.  The  presence in person or by proxy of the holders of record of more than 50%
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of the Shares of the stock of the Fund issued and outstanding and entitled to vote thereat,  shall  constitute a quorum at all meetings of the  Shareholders.  If at any meeting of the Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may,  without  further  notice,  adjourn the same from time to time until a quorum shall attend,  but no business shall be transacted at any such adjourned meeting except as might have been lawfully transacted had the meeting not been adjourned.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received,  any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more adjournments of the meeting to permit further  solicitation of proxies with respect to any proposal.  All such  adjournments  will require the affirmative vote of a majority of the shares present in person or by proxy at the  session of the  meeting to be  adjourned.  Prior to any such  adjournment,  any  lawful  business  may be transacted.

               Section 7. Voting and  Inspectors.  At all meetings of  Shareholders,  every  Shareholder of record  entitled to vote at
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such  meeting  shall be  entitled  to vote at such  meeting  either in person  or by proxy.  Proxies  may be given by or on behalf of a
Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.

         All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except as otherwise  provided in the  Declaration  of Trust or in these
By-Laws or by specific  statutory  provision  superseding the restrictions and limitations  contained in the Declaration of Trust or in these By-Laws.

         At any  election of Trustees,  the Board of Trustees  prior  thereto  may, or, if they have not so acted,  the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares  entitled to vote at such election  shall,  appoint two  inspectors of election who shall first  subscribe an oath or  affirmation  to execute  faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

         The  Chairman of the meeting  may cause a vote by ballot to be taken upon any  election of the matter,  and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

         Section 8. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided  over by the Chairman of
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the Board of Trustees,  if any, or if he shall not be present,  by the President,  or if he shall not be present,  by a Vice-President, or if neither the Chairman of the Board of Trustees,  the President nor any  Vice-President is present,  by a chairman to be elected at the meeting.  The Secretary of the Fund, if present,  shall act as Secretary of such  meetings,  or if he is not present,  an Assistant
Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

         Section 9. Concerning Validity of Proxies,  Ballots, Etc. At every meeting of the Shareholders,  all proxies shall be received
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and taken in charge of and all  ballots  shall be  received  and  canvassed  by the  secretary  of the  meeting,  who shall  decide all questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or rejection of votes,  unless inspectors of election  shall have been  appointed as provided in Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                                              ARTICLE II

                                                           BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and  property of the Fund shall be conducted  and managed by a Board of
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Trustees  consisting  of the number of initial  Trustees,  which  number may be increased or decreased as provided in Section 2 of this
Article.  Each Trustee shall,  except as otherwise  provided  herein,  hold office until the meeting of  Shareholders  of the Fund next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

         Section 2.  Increase  or  Decrease  in Number of  Trustees.  The Board of  Trustees,  by the vote of a majority  of the entire
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Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect Trustees to fill the vacancies  occurring for any reason,  including  vacancies  created by any such  increase in the number of Trustees  until the next annual  meeting or until their  successors  are duly elected and qualify;  the Board of Trustees,  by the vote of a majority of the entire  Board,  may likewise decrease  the number of Trustees  to a number not less than three but the tenure of office of any Trustee  shall not be affected by any such decrease.  In the event that after the proxy material has been printed for a meeting of  Shareholders  at which Trustees are to be elected and any one or more nominees named in such proxy  material dies or becomes  incapacitated,  the  authorized  number of Trustees shall be  automatically  reduced by the number of such  nominees,  unless the Board of Trustees  prior to the meeting  shall  otherwise determine.

         Section  3.  Removal,  Resignation  and  Retirement.  A Trustee  at any time may be removed  either  with or without  cause by
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resolution  duly adopted by the  affirmative  votes of the holders of  two-thirds  of the  outstanding  Shares of the Fund,  present in person or by proxy at any meeting of  Shareholders at which such vote may be taken,  provided that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided that notice  thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least  two-thirds of the Trustees  whose removal is not proposed.  As used herein,  "for cause" shall mean any cause which under  Massachusetts  law would permit the removal of a Trustee of a business trust.

         Any Trustee may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take  effect  upon such  delivery or upon such later date as is specified  in such  instrument  and shall be  effective  as to the Trust and each Series of the Trust  hereunder.  Notwithstanding  the foregoing,  any and all Trustees,  other than an  Independent  Trustee who was a Trustee  (whether or not  Independent)  on the date of adoption of the Trust's  Retirement Plan for Non-Interested  Trustees or Directors,  shall be subject to the provisions with respect to mandatory retirement set forth in the Trust's Retirement Plan, as the same may be amended from time to time.

         Section 4. Place of  Meeting.  The  Trustees  may hold their  meetings,  have one or more  offices,  and keep the books of the
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Fund  outside  Massachusetts,  at any office or offices of the Fund or at any other  place as they may from time to time by  resolution determine,  or, in the case of  meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and on such  notice,  if
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any,  as the  Trustees  may from time to time  determine.  One such  regular  meeting  during  each  fiscal  year of the Fund  shall be designated an annual meeting of the Board of Trustees.

         Section  6.  Special  Meetings.  Special  meetings  of the  Board of  Trustees  may be held from time to time upon call of the
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Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees,  by oral,  telegraphic or written notice duly served on or sent or mailed to each  Trustee  not less than one day before  such  meeting.  No notice  need be given to any Trustee who attends in person or to any  Trustee who in writing  executed  and filed with the  records of the  meeting  either  before or after the holding thereof, waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7. Quorum.  One-third  of the Trustees  then in office  shall  constitute  a quorum for the  transaction  of business,
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provided  that a quorum  shall in no case be less than two  Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open  telephone  line, to the extent  permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a
majority of those  present may adjourn the meeting from time to time until a quorum shall have been  obtained.  The act of the majority of the  Trustees  present  at any  meeting  at which  there  is a quorum  shall be the act of the  Board,  except  as may be  otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.

         Section 8.  Executive  Committee.  The Board of Trustees  may,  by the  affirmative  vote of a majority  of the entire  Board,
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elect from the  Trustees an  Executive  Committee  to consist of such number of Trustees as the Board may from time to time  determine.
The Board of  Trustees  by such  affirmative  vote shall have power at any time to change the  members of such  Committee  and may fill vacancies  in the  Committee by election  from the  Trustees.  When the Board of Trustees is not in session,  the  Executive  Committee shall have and may  exercise  any or all of the powers of the Board of Trustees in the  management  of the  business and affairs of the
Fund  (including  the power to  authorize  the seal of the Fund to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies  on, the Board.  The  Executive  Committee may fix its
own rules of  procedure,  and may meet,  when and as provided by such rules or by  resolution  of the Board of  Trustees,  but in every case the presence of a majority  shall be necessary to constitute a quorum.  In the absence of any member of the  Executive  Committee, the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 9. Other  Committees.  The Board of Trustees,  by the affirmative  vote of a majority of the entire Board, may appoint
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other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise  such powers as the Board may  determine in the  resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.  The Board of Trustees shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies,  and to  discharge  any such committee.

         Section 10.  Informal  Action by and Telephone  Meetings of Trustees and  Committees.  Any action  required or permitted to be
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taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such  action is signed by all  members of the Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee  of the Board of  Trustees  may  participate  in a meeting  by means of a  conference  telephone  or  similar  communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

         Section  11.  Compensation  of  Trustees.  Trustees  shall be entitled to receive  such  compensation  from the Fund for their
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services as may from time to time be voted by the Board of Trustees.

         Section  12.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series of the Fund may,  but need not be,
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declared by specific  resolution of the Board as to each dividend or  distribution;  in lieu of such  specific  resolutions,  the Board may, by general resolution,  determine the method of computation  thereof,  the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which  Shareholders  they are to be paid in cash or in additional
Shares.

                                                              ARTICLE III

                                                               OFFICERS

         Section 1.  Executive  Officers.  The  executive  officers of the Fund may include a Chairman  of the Board of  Trustees,  and
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shall include a President,  one or more  Vice-Presidents  (the number  thereof to be determined by the Board of Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,  if any, and the  President  shall be selected  from among the  Trustees.  The
Board of Trustees may also in its discretion  appoint  Assistant  Secretaries,  Assistant  Treasurers,  and other officers,  agents and employees,  who shall have  authority  and perform such duties as the Board or the  Executive  Committee  may  determine.  The Board of
Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and  Vice-President,  may be held by the same person,  but no officer  shall  execute,  acknowledge  or verify any  instrument  in more than one  capacity,  if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors  are chosen and
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qualify;  however,  any  officer may be removed  from office at any time with or without  cause by the vote of a majority of the entire
Board of Trustees.

         Section 3.  Powers and  Duties.  The  officers  of the Fund shall have such  powers and duties as  generally  pertain to their
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respective  offices,  as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive
Committee.

                                                              ARTICLE IV

                                                                SHARES

         Section 1. Share  Certificates.  Each  Shareholder of any Series of the Fund may be issued a certificate or  certificates  for
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his Shares of that  Series,  in such form as the Board of Trustees may from time to time  prescribe,  but only if and to the extent and on the conditions described by the Board.

         Section 2.  Transfer of Shares.  Shares of any Series  shall be  transferable  on the books of the Fund by the holder  thereof
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in person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of  certificates,  if any, for the same number of Shares of that Series,  duly endorsed or  accompanied by proper  instruments  of assignment and transfer,  with such proof of the  authenticity of the signature as the Fund or its agent may reasonably  require;  in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section 3. Share  Ledgers.  The share  ledgers  of the Fund,  containing  the name and  address  of the  Shareholders  of each
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Series of the Fund and the number of shares of that Series,  held by them  respectively,  shall be kept at the principal offices of the
Fund or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.

         Section 4. Lost,  Stolen or  Destroyed  Certificates.  The Board of Trustees may  determine  the  conditions  upon which a new
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certificate  may be issued in place of a  certificate  which is alleged  to have been  lost,  stolen or  destroyed;  and may,  in their discretion,  require the owner of such  certificate or his legal  representative  to give bond, with sufficient  surety to the Fund and the transfer  agent,  if any, to indemnify it and such  transfer  agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                                               ARTICLE V

                                                                 SEAL

         The Board of  Trustees  shall  provide a suitable  seal of the Fund,  in such form and  bearing  such  inscriptions  as it may determine.

                                                              ARTICLE VI

                                                              FISCAL YEAR

         The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                                              ARTICLE VII

                                                         AMENDMENT OF BY-LAWS

         The By-Laws of the Fund may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire
Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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